Exhibit 21.1

SUBSIDIARIES OF PROQUEST COMPANY (Delaware)

March 2002

ProQuest Company subsidiaries are 100% owned by ProQuest Company unless otherwise indicated

ProQuest Company—Subsidiary	Incorporation
ProQuest U.K. Holdings Limited (Formerly known as Bell & Howell A-V Limited. 1 share held by a director for ProQuest Company)	United Kingdom

—Bell & Howell Information and Learning Limited (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

—Alison Associates Limited (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

—Alison Associates, Gmbh (100% owned by Alison Associates Limited)	Germany

—Alison Associates, SARL (100% owned by Alison Associates Limited)	France

—Alison Associates, SRL (100% owned by Alison Associates Limited)	Spain

—Alison Associates, SRL (100% owned by Alison Associates Limited)	Italy

—Alison Associates, Inc. (100% owned by Alison Associates Limited)	United States

—ProQuest Information and Learning Limited (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

ProQuest Foreign Sales Corporation	Barbados

ProQuest Japan Company Limited	Japan

ProQuest Company –Subsidiary	Incorporation
ProQuest Information Access Limited	Canada

—Bell & Howell (Quebec) Limited or Bell & Howell (Québec) Ltée (100% owned by ProQuest Information Access Limited; 5 shares held by officers and directors for ProQuest U.K. Holdings Limited)	Quebec

Micromedia Limited (100% owned by ProQuest Information Access Limited)	Canada

Bell & Howell Protocorp International, Inc.	North Carolina

MotorcycleWorld.com	Delaware

Bell & Howell Publishing Services Company(Formerly known as Publication Systems Company)	Delaware

OEConnection LLC (25% owned by Bell & Howell Publishing Services Company)	Delaware

ProQuest Information and Learning Company (Formerly known as UMI Company)	Delaware

—Chadwyck-Healey Inc. (100% owned by ProQuest Information & Learning Company)	Delaware

—Chadwyck-Healey Holdings Inc.	Delaware
—Chadwyck-Healey Espana, SA (100% owned by Chadwyck-Healey Inc.)	Spain

—Campus Custom Publishing, Inc. (100% owned by ProQuest Information & Learning Company)	Georgia

—Softline Information, Inc. (100% owned by ProQuest Information & Learning Company)	New Hampshire

—XanEdu, Inc. (100% owned by ProQuest Information & Learning Company)	Delaware

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